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                                                                    EXHIBIT 99.1

AASTROM BIOSCIENCES INC
P.O. Box 376 - Ann Arbor, Michigan 48106 - Ph: 734-930-5555 - Fax: 734-665-0485
Located at: Domino's Farm, Lobby 1.

FOR IMMEDIATE RELEASE

CONTACTS:   Kris M. Maly or                           Kevin McGrath
            Becky Anderson                            Cameron Associates
            Investor Relations Department             Phone: (212) 245-4577
            Aastrom Biosciences, Inc.
            Phone: (734) 930-5777

                   AASTROM BIOSCIENCES APPOINTS JAMES A. COUR
                              AS PRESIDENT AND COO

ANN ARBOR, MICHIGAN, JULY 6, 2004 -- Aastrom Biosciences, Inc. (NasdaqSC: ASTM) announced today the appointment of James A. Cour as President and Chief Operating Officer. Mr. Cour will be responsible for the day-to-day operations of the Company, and will report to R. Douglas Armstrong, Ph.D., who will continue as the Company's Chairman and Chief Executive Officer.

"The creation of the position of Chief Operating Officer was based on the continuing growth and progress of the Company on an international level," said Dr. Armstrong. "As we move forward in the execution of value milestones, such as the expansion of our clinical trials and preparations for our commercial operations, the benefit of having additional senior management talent and operational expertise has become evident. Mr. Cour's operational and business development capabilities will be of tremendous value to Aastrom, and will help the Company continue to meet its goals."

Prior to accepting his position with Aastrom, Mr. Cour held executive level management positions with several companies, including Baxter International, Windsor VanGelder Limited and Cytomedix. Mr. Cour brings to Aastrom over twenty years of business success and accomplishments, ranging from strong expertise in operations and business development to strategic planning and international business. His broad range of experiences includes the management of major multinational healthcare operations, as well as a biotech/medical device company. Mr. Cour is skilled in the areas of medical products, biologic pharmaceuticals, business development, strategic alliances, analysis of new technologies, and licensing.

Mr. Cour received a Bachelor of Business Administration, with honors, from the University of Notre Dame in 1981, and an MBA from the University of Chicago in 1986, with concentrations in Marketing and International Business, with a specialization in Finance. He was also licensed as a Certified Public Accountant in 1982.

"I am very excited to be joining Aastrom," said James A. Cour, President and Chief Operating Officer of Aastrom. "The Company is making strong progress toward its goal of bringing its bone marrow stem cell products to standard medical practice, and I welcome the opportunity to actively participate in the achievement of that goal."

ABOUT AASTROM BIOSCIENCES, INC.

Aastrom Biosciences, Inc. (NasdaqSC: ASTM) is developing proprietary stem cell-based products for the regenerative repair of damaged human tissues and other medical disorders. Aastrom's strategic position in the tissue regeneration and cell therapy sectors is enabled by its proprietary Tissue Repair Cells
(TRCs), a mix of bone marrow stem and progenitor cells, and the AastromReplicell(R) System, an industry-unique automated cell production platform used to produce cells for clinical use. Together TRCs and the AastromReplicell System provide a foundation that the Company is leveraging to produce multiple Prescription Cell Products, the first of which is now in the clinical stage in the U.S. and EU.


                                     -more-
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                                                                Aastrom-Pres/COO
                                                                    July 6, 2004
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TRCs are the core component of the PCPs Aastrom is developing for the bone grafting, peripheral vascular disease and cartilage markets. The Company also markets the AastromReplicell System and disposable dendritic cell production kits to researchers and institutions developing vaccines to treat cancer and infectious diseases, under its Cell Production Products line.

For more information, visit Aastrom's website at www.aastrom.com.

THIS DOCUMENT CONTAINS FORWARD-LOOKING STATEMENTS, INCLUDING WITHOUT LIMITATION, STATEMENTS CONCERNING PRODUCT DEVELOPMENT OBJECTIVES, AND POTENTIAL PRODUCT APPLICATIONS, WHICH INVOLVE CERTAIN RISKS AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS ARE ALSO IDENTIFIED THROUGH USE OF THE WORDS "INTENDED," PLAN," AND OTHER WORDS OF SIMILAR MEANING. ACTUAL RESULTS MAY DIFFER SIGNIFICANTLY FROM THE EXPECTATIONS CONTAINED IN THE FORWARD-LOOKING STATEMENTS. AMONG THE FACTORS THAT MAY RESULT IN DIFFERENCES ARE FUTURE CLINICAL TRIAL RESULTS, REGULATORY APPROVAL REQUIREMENTS, THE AVAILABILITY OF RESOURCES AND THE ALLOCATION OF RESOURCES AMONG DIFFERENT POTENTIAL USES. THESE AND OTHER SIGNIFICANT FACTORS ARE DISCUSSED IN GREATER DETAIL IN AASTROM'S ANNUAL REPORT ON FORM 10-K AND OTHER FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.

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